ASSIGNMENT AND ASSUMPTION
                           OF STOCK PURCHASE AGREEMENT


                  THIS ASSIGNMENT AND ASSUMPTION OF STOCK PURCHASE AGREEMENT (this "Agreement") is made as of this ___day of August, 2003, by and between GLOBALNET SYSTEMS, INC., a Florida corporation ("Assignor") and IDIAL NETWORKS, INC., a Nevada corporation ("Assignee").

                  WHEREAS, Assignor, GlobalNet, Inc. (the "Company") and The Titan Corporation ("Titan") are parties to that certain Stock Purchase Agreement dated as of May 20, 2003 (the "Purchase Agreement"), pursuant to which, among other things, Titan has agreed to sell to Assignor the Company Common Stock (as defined in the Purchase Agreement), all in accordance with and subject to the terms and conditions in the Purchase Agreement;

                  WHEREAS, in connection with the Purchase Agreement, Growth Enterprise Fund, S.A., a Panamanian corporation, ("GEF") and owner of 80% of the voting power and 80% of the total value of Assignor executed and delivered a Guarantee dated as of May 20, 2003 for the benefit of Titan, pursuant to which GEF has agreed to guarantee the obligations and performance of Assignor under the Purchase Agreement;

                  WHEREAS, Assignor hereby desires to transfer all of its right, title and interest in, to and under the Purchase Agreement to Assignee; and

                  WHEREAS, all capitalized terms used herein shall have the meanings ascribed to such terms in the Purchase Agreement unless otherwise defined herein.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

1. Pursuant to the terms and conditions of Section 12.6 of the Purchase Agreement, Assignor hereby sells, assigns, transfers, conveys and deliver to Assignee, all the right, title and interest of Assignor in, to and under the Purchase Agreement.

2. Assignee hereby accepts the foregoing assignment and assumes, takes responsibility for and agrees to pay, perform and discharge all of the covenants, terms and obligations contained in the Purchase Agreement to be performed by Assignor. Notwithstanding anything in this Agreement to the contrary, Assignor shall continue to be responsible after the date hereof for Assignor's obligations under the Purchase Agreement and no such assignment shall relieve Assignor of its obligations under the Purchase Agreement.

3. GEF and Titan hereby acknowledge and consent to the assignment of the Purchase Agreement to Assignee pursuant to the terms and conditions of this Agreement.

4. Assignor and Assignee hereby agree that neither of them shall be able to amend the Purchase Agreement without the express written agreement of the other parties thereto, regardless of whether such proposed amendment pertains to the rights and obligations assigned to Assignee hereunder.

5. Assignor acknowledges that pursuant to that Settlement Agreement entered into on the date hereof for Assignor's failure to consummate the Purchase Agreement as set forth in such Settlement Agreement, that Assignee, for Assignor's benefit, entered into a Promissory Note payable to Titan, a Reimbursement Agreement to satisfy a requirement under the Purchase Agreement relating to a Titan Guarantee, and a Pledge Agreement to secure certain obligations. The parties acknowledge that the agreements entered into pursuant to such Settlement Agreement are necessary as an inducement to Titan and the Company to enter into this Agreement and to consummate the transaction with Assignee.

6. Nothing in this Agreement supersedes, expands, or extinguishes any of the obligations, agreements, covenants or warranties of Assignor contained in the Purchase Agreement. If any conflict exists between this Agreement and the Purchase Agreement, the Purchase Agreement shall govern and control.

7. This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed under and in accordance with the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

8. This Agreement may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than the number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.




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

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption of Stock Purchase Agreement to be executed as of the day and year first above written.


                                    ASSIGNOR:

                            GLOBALNET SYSTEMS, INC.


                            By:
                                 -----------------------------------------------
                            Name:
                                 -----------------------------------------------
                            Title:
                                 -----------------------------------------------



                            ASSIGNEE:

                            IDIAL NETWORKS, INC.


                            By:
                               -------------------------------------------------
                            Name:
                                 -----------------------------------------------
                            Title:
                                  ----------------------------------------------


Acknowledged and
Agreed this ___ day of August, 2003

THE TITAN CORPORATION



By:
   ---------------------------------------------------
Name:
     -------------------------------------------------
Title:
      ------------------------------------------------


GROWTH ENTERPRISE FUND, S.A.



By:
   ---------------------------------------------------
Name:
     -------------------------------------------------
Title:
      ------------------------------------------------

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